LIST OF SUBSIDIARIES
                                OF
                      PETER KIEWIT SONS', INC.
                         DECEMBER 25, 1993
              (Subsidiaries with total assets of less than
                    $10 million have been omitted)

Peter Kiewit Sons', Inc. (Delaware)
     Kiewit Construction Group Inc. (Delaware)
          Bentson Contracting Company (Arizona)
          Gilbert Central Corp. (Delaware)
          Gilbert Industrial Corporation (Delaware)
               Gulf Marine Fabricators, Inc. (Delaware)
               Aker Gulf Marine (49%)(Texas partnership)
          Gilbert Southern Corp. (Delaware)
          Gilbert Texas Construction Corp. (Texas)
          Gilbert Western Corp. (Delaware)
          Global Surety & Insurance Co. (Nebraska)
          Grow Tunneling Corp. (Delaware)
          Guernsey Stone and Construction Company (Wyoming)
          Kiewit Construction Company (Delaware)
               CMF Leasing Company (Nebraska partnership)
               K-G Leasing Company (65%)(Nebraska partnership)
          Kiewit Industrial Co. (Delaware)
          Kiewit Pacific Co. (Delaware)
          Kiewit Western Co. (Delaware)
          Peter Kiewit Sons Co. Ltd. (Canada)
               Les Enterprises Kiewit Ltee (Quebec)
               V. K. Mason Construction Ltd. (Canada)
          Union Rock & Materials Corporation (Arizona)
     Kiewit Diversified Group Inc. (Delaware)
          Continental Holdings Inc. (Wyoming)
               CCC Canada Holding, Inc. (Delaware)
                    The Continental Group of Canada, Inc. (Canada)
                         SKD Company (50%) (Canada partnership)
               Continental Forest Investments, Inc. (Delaware)
               Continental Kiewit Inc.
               Continental Land Sales, Inc. (Delaware)
               Continental Mineral Sales, Inc. (Delaware)
               KMI Continental Jeffersonville, Inc. (Delaware)
               KMI Continental Lignite, Inc. (Delaware)
               KMI Continental Timberlands, Inc. (Delaware)
          Kiewit Coal Properties Inc. (Delaware)
               Big Horn Coal Company (Wyoming)
                    Kiewit Texas Mining Company (Delaware)
                         Walnut Creek Mining Company (50%) (joint venture)
               Black Butte Coal Company (50%) (joint venture)
               Decker Coal Company (50%) (joint venture)
               Rosebud Coal Sales Company (Wyoming)
               R-K Leasing Company (50%)(Nebraska partnership)
          Kiewit Energy Company (Delaware)
               California Energy Company, Inc. (21%) (Delaware)
          MFS Communications Company, Inc. (Delaware)
               MFS Telecom, Inc. (Delaware)
                    Chicago Fiber Optic Corporation (90%) (Illinois) Institutional Communications Company (85%) (Delaware) MFSA Holding Inc. (80%) (Delaware)
                         Metrex Corporation (Georgia)
                    Metropolitan Fiber Systems of California, Inc. (Delaware)
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                    Metropolitan Fiber Systems of Dallas, Inc. (Delaware)
                    Metropolitan Fiber Systems of Houston, Inc. (86.75%)
                                                              (Delaware)
                    Metropolitan Fiber Systems/McCourt, Inc. (82.5%)
                                                          (Delaware)
                    Metropolitan Fiber Systems of New York, Inc. (Delaware)
               MFS Network Technologies, Inc. (Delaware)
          RCN Corporation (90%)(Delaware)
               RCN Holdings, Inc. (Delaware)
                    C-TEC Corporation (56.6%)(Pennsylvania)
                         C-TEC Cable Systems, Inc. (Delaware)
                              C-TEC Cable Systems of Michigan, Inc.
                                                     (Pennsylvania)
                              C-TEC Cable Systems of New York, Inc.
                                                     (Pennsylvania)
                              C-TEC Cable Systems Services, Inc.
                                                  (Pennsylvania)
                              ComVideo Systems, Inc. (Pennsylvania)
                         C-TEC Financial Services, Inc. (Nebraska)
                         C-TEC Properties, Inc. (Delaware)
                         C-TEC Services, Inc. (Pennsylvania)
                         Cellular Plus, Inc. (Delaware)
                              Cellular Plus of Iowa, Inc. (Delaware)
                              Commonwealth Cellular Telephone Services, Inc.
                                                                  (Delaware)
                              NEPA SMSA Limited Partnership (Pennsylvania)
                         Commonwealth Telephone Company (Pennsylvania)
          Peter Kiewit Sons' Co. (Nebraska)
               Kiewit SR 91 Corp. (Delaware)
                    California Private Transportation Company, L.P. (64.8%)
                                                               (California)
     Kiewit Mining Group Inc. (Delaware)
     PKS Information Services, Inc. (96%)(Delaware)